UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Executive Vice President, Chief Financial Officer and Treasurer

Orion Group Holdings, Inc. (the “Company”) is pleased to announce that Mr. Gordon Scott Thanisch has accepted the Company’s offer of employment as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Thanisch is an operationally focused executive with broad experience in global corporate finance and proven results in corporate value creation. A skilled change agent with the ability to identify opportunities and take decisive action. He is also a seasoned leader able to recruit, coach and develop finance talent. He comes to Orion  after serving as the Chief Financial Officer of a Texas commercial construction services company and a transport services, maintenance, and repair company, having previously held various related positions in other industries. He holds a Bachelor of Business Administration degree from The University of Texas at Austin, where he was a National Merit Scholar in the Dedman Merit Scholarship and Business Honors Programs and holds a Master of Business Administration degree (Dean’s Scholarship), Finance Concentration, from Southern Methodist University.

Mr. Thanisch accepted the Company’s offer letter of employment (the “Employment Letter Agreement”) on August 29, 2022. Pursuant to the Employment Letter Agreement, Mr. Thanisch will receive an annualized base salary of $425,000, and beginning in 2023 he will be eligible for an annual target bonus of up to 75% of base salary for achieving target or above, performance relative to established target matrix (no bonus is earned if performance is below 80% of target matrix), The target matrix are based on the Company’s consolidated financial performance, operational performance, and individual performance). He also is eligible to earn a $100,000 stub year bonus for the period of October to December 2022, if the Company achieves $25 million in EBITDA during the 2022 fiscal year and substantial progress is made in replacing the current Credit Facility.

His long-term equity incentives are $360,000 in Restricted Stock and $240,000 in Performance Units, with number of shares based on the closing stock price on September 12, 2022. The Restricted Stock will time vest 1/3 on September 12 of 2023, 2024 and 2025. The Performance Units will cliff vest following the three-year performance period ending December 31, 2025, dependent upon performance, with 75% of the award based on Return on Invested Capital targets and 25% based on Total Stockholders’ Value targets, as such targets will be determined upon approval of the 2023 Budget by the Board of Directors. Mr. Thanisch will also receive a vehicle allowance of $1,050 per month.

There are no related party transactions between the Company and Mr. Thanisch (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Thanisch does not have any family relationships with any of the Company’s directors or executive officers.

The foregoing description of the Employment Letter Agreement is qualified in its entirety by reference to the full text of the Employment Letter Agreement, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
10.1	Employment Letter Agreement
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: August 31, 2022	By:	/s/ Austin J. Shanfelter
Interim Chief Executive Officer